EXHIBIT 10.1

AMENDMENT TO UMPQUA HOLDINGS CORPORATION EMPLOYMENT AGREEMENT FOR WILLIAM FIKE

        This Amendment dated effective as of March 10, 2006 amends the Umpqua Holdings Corporation Employment Agreement for William Fike by and between Umpqua Holdings Corporation, an Oregon corporation ("Umpqua"), and William Fike ("Officer") dated effective as of May 12, 2005 (the "Employment Agreement").

        1. Amendment. Section 10 of the Employment Agreement is amended in its entirety to read as follows:

                "10.1 Post Change in Control Termination. After a Change in Control and for a period continuing for one year following a Change in Control, in the event of Termination Without Cause, Termination For Good Reason, or Resignation within 30 days after reassignment to a position that is not substantially equivalent, instead of receiving the Severance Benefit set forth in Section 9 above, Officer shall receive 36 months Base Salary, based on Officer's Base Salary just prior to the termination of employment, as well as 300% of the incentive compensation Officer received for the previous year (the aforementioned Base Salary and incentive are collectively referred to as the "Change in Control Benefit"). The Change in Control Benefit shall be paid in equal installments over 36 months, starting on the next regular payday following termination. Receipt of the Change in Control Benefit is conditioned on Officer having executed the Separation Agreement in substantially the form attached hereto as Exhibit A and the revocation period having expired without Officer having revoked the Separation Agreement. Receipt and continued receipt of the Change in Control Benefit is further conditioned on Officer not being in violation of any material term of this Agreement or in violation of any material term of the Separation Agreement. Officer shall not be required to mitigate the amount of any payments under this Section (whether by seeking new employment or otherwise) and no such payment shall be reduced by earnings that Officer may receive from any other source."

        2. Continuing Agreement.

                Except as specifically set forth herein, the Employment Agreement as previously executed shall continue in full force and effect as written.

"UMPQUA"			"OFFICER"

By:	/s/ Raymond P. Davis	By:	/s/ William Fike
Name:	Raymond P. Davis	Name:	William Fike
Its:	President and Chief Executive Officer